UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011, (May 9, 2011)
iMEDIA INTERNATIONAL, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-50159	56-2428786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
117 E. Colorado Blvd. #460
Pasadena, CA 91105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (626) 441-5351
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors of Officers
Item 7.01 Regulation FD Disclosure

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.02 Termination of a Material Definitive Agreement.
Per a previous 8K filing on March 25, 2011, iMedia International, Inc. (the “Registrant”) entered into an asset purchase agreement with Eagle Content Holdings LLC. which is owned in part by individuals forming a joint partnership from Sawtooth Properties and executives formerly employed by Registrant. Registrant sought unanimous shareholder and board consent for this agreement but was unable to gain that consent from various major shareholders. As previously disclosed, Sawtooth Properties LLLP has a secured note with Registrant in the amount of $25,000 to effectuate that proposed assignment and purchase agreement, which has been in default since February 2011. All interest earned on this note and previously disclosed notes between Sawtooth Properties LLLP and Registrant will be place under an updated UCC filing to reflect current balances due, and the termination of the aforementioned agreement.
SECTION 5- CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.01 Changes in Control of Registrant.
Mr. Scott Kapp has resigned as President of iMedia International Inc. effective 5/11/11. Mr. Kapp will remain involved with the Registrant as a director and major shareholder.
Item 5.02 Departure of Directors or Officers
John Babcock has resigned from the board of directors of Registrant effective 5/9/11. Registrant will continue to operate with two board members until a replacement is identified. As mentioned in section 5.01 Mr. Scott Kapp, and officer of the company has resigned.
SECTION 7- REGULATION FD DISCLOSURE
Item 7.01
Registrant has outsourced company operations effectively to maintain its online publishing presence and revenues with the Hollywood Previews subsidiary. New office location and contact information is provided on the introduction of this filing for Registrant.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMEDIA INTERNATIONAL, INC.
By:	/s/ Henry Williamson
Henry Williamson
Chairman Chief Executive Officer
Dated: May 12, 2011

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